UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): November 12, 2010 (November 9, 2010)
ANADARKO PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-08968	76-0146568

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1201 Lake Robbins Drive,
The Woodlands, Texas 77380-1046
(Address of principal executive offices) (Zip Code)
(832) 636-1000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     (e) As part of its annual review of executive compensation, on November 9, 2010, the Compensation and Benefits Committee (the “Compensation Committee”) of the Board of Directors of Anadarko Petroleum Corporation (the “Company”) awarded Robert P. Daniels, the Company’s Senior Vice President of Worldwide Exploration, a special grant of 15,788 restricted stock units with a grant date value of approximately $1,000,000 under the Company’s 2008 Omnibus Incentive Compensation Plan. The restricted stock units will vest in equal installments over three years beginning on the first anniversary of the grant date. The special award to Mr. Daniels was made by the Compensation Committee in recognition of the Company’s exceptional exploration achievements during 2010. The award of the restricted stock units will be governed by the terms of a form of restricted stock unit award letter, which was filed with the Securities and Exchange Commission as Exhibit 10.1 in the Company’s Current Report on Form 8-K dated November 13, 2009, and is incorporated herein by reference into this Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized officer.

ANADARKO PETROLEUM CORPORATION (Registrant)
November 12, 2010	By:	/s/ Robert K. Reeves
Robert K. Reeves
Senior Vice President, General Counsel and Chief Administrative Officer